EXHIBIT H.1

Buenos Aires, August 9, 2005

The Republic of Argentina

Subsecretaria de Financiamiento

Ministry of Economy and Production

Hipólito Yrigoyen 250, Piso 10, Oficina 1029

1310 Buenos Aires, Argentina

Ladies and Gentlemen:

In my capacity as the Legal Undersecretary of the Ministry of Economy and Production of the Republic of Argentina (“Argentina”), I have acted as counsel for the Ministry of Economy and Production in connection with Argentina’s offer (the “Offer”), pursuant to a registration statement (No. 333-117111) filed with the United States Securities and Exchange Commission (the “Commission”) under Schedule B of the Securities Act of 1933, as amended (the “Securities Act”), to holders of Argentina’s Eligible Securities, as defined in the dealer manager agreement, dated December 17, 2004 (the “Dealer Manager Agreement”), between Argentina and Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC (collectively, the “Dealer Managers”), to exchange Eligible Securities for the new securities listed on Schedule A hereto (collectively, the “New Securities”). New Securities governed by New York and English law are issued under a trust indenture (the “Trust Indenture”), dated June 2, 2005, between Argentina and The Bank of New York, as trustee (the “Trustee”). New Securities governed by Argentine law are issued under Presidential Decree No. 1735 dated December 9, 2004. Such registration statement, as amended, when it most recently became effective, is herein called the “Registration Statement.”

In arriving at the opinions expressed below, I have reviewed the following documents:

(i)         the Registration Statement; the related prospectus dated December 27, 2004 (the “Prospectus”), as first filed with the Commission as Post-Effective Amendment No. 1 to the Registration Statement, as supplemented by the prospectus supplement, dated January 10, 2005, as amended by the addendum to the prospectus supplement, dated February 4, 2005 (as amended, the “Prospectus Supplement”), as first filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act;

(ii)	an executed copy of the Trust Indenture;
(iii)	copies of the New Securities in global form as executed by the Republic; and

(iv)        executed copies of the Authorizations, dated June 2, 2005, pursuant to which the terms of each of the New Securities was established;

(v)        all relevant provisions of the Constitution of the Nation of Argentina and all relevant laws and orders of Argentina including but not limited to the following (copies and translations of which are attached as exhibits hereto);

1           The Constitution of the Nation of Argentina, in particular Article 99(1);

2           the Civil Code of the Republic of Argentina, in particular Articles 2337 and 2340;

3           the code of Civil and Commercial Procedures of the Republic of Argentina Law No. 17.454 (B.0. 11-07-67) as amended by law No. 22.434 (B.0. 03-26-81), in particular, Articles 1, 2, 517, 518, and 519;

4           Permanent Supplementary Budget Law No. 11,672, particularly Article 16, Law 24,156 of Financial Administration of the Public Sector, Law No. 25,967 approving the national budget for 2004;

5           Presidential Decree No. 1161, dated July 15, 1994, modified by Presidential Decree No. 986, dated August 6, 2001;

6	Presidential Decree No. 1733 dated December 9, 2004;
7	Presidential Decree No. 1735 dated December 9, 2004;
8	Presidential Decree No. 1911 dated December 23, 2004;
9	Resolution of the Ministry of Economy and Production N° 20, dated January 13, 2005; and

10         all such documents, instruments and rules as I have deemed necessary as a basis for the opinion hereinafter expressed.

It is my opinion that under and with respect to the present laws of the Republic, the New Securities have been duly authorized, executed and delivered by the Republic and, assuming due authentication thereof pursuant to the Trust Indenture (where applicable), constitute valid and legally binding obligations of the Republic.

I hereby consent to the filing of this opinion as an exhibit to the Republic’s Post-Effective Amendment No. 4 to the Registration Statement and to the reference to me under the caption “Validity of the Securities” in the Prospectus.

Very truly yours,

/s/ Dr. Osvaldo Siseles
Name:	Dr. Osvaldo Siseles
Title:	Legal Undersecretary of the Ministry of Economy and Production

SCHEDULE A

NEW SECURITIES

1.	U.S. Dollar-Denominated Par and GDP-Linked Security Units (Governed by NY law)
2.	U.S. Dollar-Denominated Par and GDP-Linked Security Units (Governed by Argentine law)
3.	Euro-Denominated Par and GDP-Linked Security Units
4.	Peso-Denominated Par and GDP-Linked Security Units
5.	U.S. Dollar-Denominated Discount and GDP-Linked Security Units (Governed by NY law)
6.	U.S. Dollar-Denominated Discount and GDP-Linked Security Units (Governed by Argentine law)
7.	Euro-Denominated Discount and GDP-Linked Security Units
8.	Peso-Denominated Discount and GDP-Linked Security Units
9.	Quasi-Par and GDP-Linked Security Units
10.	Quasi-Par Bonds due 2045
11.	U.S. Dollar-Denominated Par Bonds due 2038 (Governed by NY law)
12.	U.S. Dollar-Denominated Par Bonds due 2038 (Governed by Argentine law)
13.	Euro-Denominated Par Bonds due 2038
14.	Peso-Denominated Par Bonds due 2038
15.	8.28% U.S. Dollar-Denominated Discount Bonds due 2033 (Governed by NY law)
16.	8.28% U.S. Dollar-Denominated Discount Bonds due 2033 (Governed by Argentine law)
17.	7.82% Euro-Denominated Discount Bonds due 2033
18.	5.83% Peso-Denominated Discount Bonds due 2033
19.	U.S. Dollar-Denominated GDP-Linked Securities (Governed by NY law)
20.	U.S. Dollar-Denominated GDP-Linked Securities (Governed by Argentine law)
21.	Euro-Denominated GDP-Linked Securities
22.	Peso-Denominated GDP-Linked Securities

THE CONSTITUTION OF THE NATION OF ARGENTINA

(English Translation)

Article 99(1)

The President of the Nation has the following powers:

1.             Is the supreme authority of the Nation, and the head of the government with responsibility f or the general administration of the country.

THE CIVIL CODE OF THE REPUBLIC OF ARGENTINA

(English Translation)

Article 2337

Things that are outside the realm of commerce either because of their absolute or relative inalienability. The following items are absolutely inalienable:

1.	items whose sale or disposition is expressly forbidden by law.

2.          items whose disposition is forbidden by agreement between human beings or provisions of wills in as much as this Code allows such prohibitions.

Article 2340

The following is deemed property of the public domain:

1.          territorial seas up to the distance established by special laws, notwithstanding the jurisdictional power over the adjacent area;

2.	interior seas, bays, inlets, ports and anchorages;

3.          rivers, their beds, other waters that flow through natural beds and any other waters which have or acquire the capacity to satisfy uses of general interest including undersurface waters, notwithstanding the regular exercise of the property owner’s right to extract as much undersurface waters as he wishes and subject to regulations;

4.          seashores and internal banks of rivers, being understood as such the area washed or emptied by waters during normal rising tides or common average floods;

5.	the navigable lakes and their beds;

6.          the existing islands or those that form in the territorial sea or any clay of river, or in the navigable lakes, when they do not belong to private individuals;

7.          the streets, plazas, roads, canals, bridges, and whichever other public work constructed for the common use or comfort;

8.	the official documents of State entities;

9.          the ruins and fields of archeological or scientific paleological interest.

THE CODE OF CIVIL AND COMMERCIAL PROCEDURES OF

THE REPUBLIC OF ARGENTINA

LAW NO. 17.454 (B.0. 11-07-67) AS AMENDED BY LAW NO. 22.434 (B.0. 03-26-81)

(English Translation)

Article 1

The jurisdiction of the national courts is unextendible.

Notwithstanding what is provided in international treaties and article 12, section 4, Law 48, territorial competency in exclusively property related matters is an exception to the above and may be extended by agreement of parties. If these are international matters, jurisdiction may be extended even in favor of foreign judges or arbitrators acting outside of the Republic, except in those cases in which the Argentine courts have exclusive jurisdiction or when the extension of jurisdiction is prohibited by law

Article 2

The extension will be acted upon if it arises from a written agreement by means of which the interested parties explicitly manifest their decision to subject to the jurisdiction of a specific tribunal. Likewise, the claimant by virtue of initiating a legal action and the defendant when answering it may oppose previous demurrers without joining the declinatory plea.

Article 517

Judgments of foreign courts shall have enforceability as provided for in the treaties executed with the country in which such judgments were given.

When no controlling treaties exist, there will be seizure if the parties agree on the following requisites:

1.          That the judgment rendered in accordance with the authority of the court in the state in which it has been pronounced is issued by a competent tribunal according to Argentine international jurisdictional regulations and is a result of a personal lawsuit or a lawsuit over property if such property has been transferred to the Republic during or after the proceeding conducted in the foreign country;

2.          That the defendant against whom the judgment is intended to be executed, has been served with process and has been allowed to present a defense;

3.          That the judgment meets the requirements necessary to be considered enforceable in the location in which it would have been rendered and the conditions of authenticity required by the national law;

4.          That the judgment does not contravene in the public policy principles of Argentine law;

5.          That the judgment is not incompatible with another judgment pronounced, either before or simultaneously, by an Argentine tribunal.

Article 518

The enforceability of a judgment of a foreign court shall be requested before the corresponding judge of first instance, by filing it authenticated and translated copy and a copy of proceedings that demonstrate that the judgment is concluded and that the rest of the requisites are complied with, if that information is not evident in the judgment.

For the proceedings of the exequatur, the rules of the motions shall apply.

If the execution is attested, it will proceed according to the established manner for judgments pronounced by Argentine tribunals.

Article 519

When the authority of a foreign judgment is invoked in trial, such a judgment would be enforceable only if all the requisites of article 517 are found.

PERMANENT SUPPLEMENTARY BUDGET LAW NO. 11,672

(English Translation)

Article 16

Should it be desirable to facilitate the capital movements in the domestic or external markets, with the purpose of establishing or extending the public services or activities which are directly or indirectly related to such services by means of legally authorized works or projects, or making investments fundamental to the economic development of the country, declared by law or the National Executive Power to be of national interest, the National Executive Power is hereby authorized to assess loans from international economic-financial institutions of which the Argentine Republic is a member provided such loans conform to the usual terms and conditions and to the stipulations contained in their respective basic covenants and debt regulations.

The National Executive Power is hereby authorized to submit possible disputes with foreign persons to judges from other jurisdictions, arbitrage courts with designated impartial adjudicators or the International Court of Justice in the Hague.

Article 67

The funds, securities and other instruments of financing affected by the implementation of the Public Sector budget whether in moneys in the form of cash deposits in bank accounts, titles, issued securities, obligations of third-parties held by the Treasury and any other instruments of payment that are used for payment of the projected disbursement of the National Budget are unseizable and non public documentation will be admitted that affects in any way the free availability by the parties or title-holders of the respective funds and securities.

Whomsoever in virtue of their official capacity, has taken notice of any judicial action related to the matter of the present law, will communicate to the Tribunal the impossibility of maintaining outstanding the nature of the action in virtue of the effects of this law.

In those judicial actions in which the Tribunals at the moment of legal effect of this law, have ordered the execution of the measures encompassed in the preceding provisions, and the remedies have been transferred to judicial accounts, the representative of the National State acting in the respective judicial action will solicit the restitution of said transfers to the accounts and registers of origin, except when it is in regards to valid judgments that were given prior to the corresponding date of legal effect of this law.

Article 68

Judicial decisions against the National State or any other entity or governmental body enumerated in the preceding article for the payment of moneys or, without having come so, its compliance is accomplished through the payment of moneys, will be satisfied under the authorizations for expenses under the General Budget of the National

Administration, without prejudice to the maintenance of the rule established in Law N° 23.982.

In the case in which the Budget lacks the budgetary credit to satisfy the judgment during the corresponding fiscal year, the national Executive Power must provide the necessary provisions for the judgment in the following fiscal year, and to that end the Secretary of the Treasury and Ministry of Economy and Public Works must recognize the judgment before the thirty first (31) day of August of the year corresponding to the remittance of the judgment. The resources assigned by the National Congress with regard to the compliance of the judgments will be done in the order of the dates of judicial notification of the action and until the assigned resources are exhausted, the National Congress then attends to the remaining judgments not paid in that fiscal year with the resources that are assigned in the following fiscal year.

LAW 24,156 OF FINANCIAL ADMINISTRATION OF THE PUBLIC SECTOR

(English Translation)

Article 60

The entities of the national administration will not be able to finalize any operation relating to the public credit that is not contemplated in the general budget law of the relevant year or in a specific law.

The general budget law must indicate at a minimum the following characteristics of the authorized pubic credit operations:

— Debt type, specifying if considered internal or external;

— Maximum authorized sum for the operation;

— Minimum term of amortization;

— Financial destination.

If the public credit operations of the national administration do not have authorization in the general budget law of the relevant year, they will need a law that expressly authorizes them.

Exempting the execution of arrangements established prior to this article, the operations of the public credit are those executed by the National Executive Power with international financial entities which the Nation is part of.

Article 61

In the event that transactions relating to the public credit increase the amount of external public debt before such operation may be finalized, the public sector entity issuing or contracting such obligation shall be subject to the opinion of the Central Bank of the Republic of Argentina upon the effect of such transaction on the balance of payments.

LAW NO. 25,967 APPROVING THE NATIONAL BUDGET FOR 2004

(English Translation)

Article 45

Pursuant to the provisions of Article 60 of Law No. 24,156, authorize the agencies cited in the schedule attached to the present article, to engage in public credit transactions in the amounts, under the specifications, and for the financing purposes indicated in the aforementioned schedule. The amounts indicated therein correspond to effective placement values. The use of this authorization shall be certifiably reported in detail, within a period of THIRTY (30) days from the implementation of the credit transaction, to both Chambers of the Honorable National Congress.

The agency responsible for coordinating the financial management systems shall undertake the public credit transactions appertaining to the Central Government.

The Ministry of the Economy and Production may make amendments to the characteristics cited in the aforementioned schedule in order to adjust them to the ability to obtain financing, which it shall report in the same form and manner as established in the first paragraph.

Article 46

The deferral of public debt service payments of the national Government, originally contracted before December 31, 2001, or in virtue of precepts issued before that date, is ordered until such time as the national Executive Authority declares the end of the restructuring process thereof.

Article 47

The following obligations are exempted from the payment deferment established in the preceding article:

a)	Financial service on those instruments issued within the framework of Decree Nos. 1387 of November 1, 2001, 644 of April 18, 2002, and 79 of January 13, 2003.
b)

Financial service on Social Security Debt Consolidation Bonds which are in the possession of their original holders whose holdings have remained unchanged, or the part that complies with this condition.

c)	Financial service on Consolidation Bonds:
I)

That are in the possession of the rights holders of persons who are in a status of forced disappearance, or the courts in which the judicial case is being prosecuted and whose holdings are credited in Caja de Valores S.A. at the date of publication in the Official Bulletin of former-Ministry of the Economy Resolution No. 73 of April 25, 2002.

	II)	Of such holders who have received them within the framework of Law No. 24,043, and whose holdings have remained unchanged, or the part that complies with this condition.
III)

That are in the possession of natural persons who have received them as indemnification for loss of job or wage differentials, whose holdings are credited in Caja de Valores S.A. at December 31, 2001, and have remained unchanged, or the part that complies with this condition.

IV)

That are in the possession of natural or legal persons who have received them as indemnification for expropriate of assets undertaken by the national Government, and whose holdings have remained unchanged, or the part that complies with this condition.

V)

That are in the possession of their original holders, or those who have received them as indemnification for workplace accidents or for accidents that may have caused damages to life, limb, or health, whose holdings have remained unchanged, or the part that complies with this condition.

d)

The financial service on Medium-Term and Long-Term Treasury Bonds (BONTES), Treasury Bills (LETES), Consolidation Bonds, Social Security Debt Consolidation Bonds and Foreign Bonds of the Argentine Republic (BONEX):

I)

That are in the possession of natural persons SEVENTY-FIVE (75) years of age or older, and whose holdings are credited in Caja de Valores S.A. at December 31, 2001, and which remain unchanged, or the part that complies with this condition.

II)

That are in the possession of persons going through situations in which their lives were at risk, or those in which there is a severe compromise to their health due to the risk of disability implied by the pathology and the inability to delay treatment for a period of more than TWO (2) years, which shall be considered individually, within the framework of Decree No. 1310 of September 10, 2004, and whose holdings are credited in Caja de Valores S.A. at the date of publication in the Official Bulletin of former-Ministry of the Economy Resolution No. 73 of April 25, 2002.

III)

In a mutual investment fund portfolio at December 31, 2001, whose holding at that date corresponds to natural-person shareholders SEVENTY-FIVE (75) years of age or older at the time this exemption is requested, or which are contemplated in section II of this paragraph at the time this exemption is requested, as proved in the records kept by the mutual investment fund management and depositary company pursuant to Article 16, of

Chapter XI of the National Securities Commission’s Rules (2001 Text). Interested parties shall appear before the Ministry of the Economy and Production’s Department of Finance’s Finance Agency’s National Public Credit Office’s Public Debt Management Agency, with the corresponding certification from the mutual investment fund’s management and depositary company, with respect to:

1)	Their status as shareholders; and
2)	The fact that the instruments covered by the present exemption formed part of the fund’s portfolio, both conditions at December 31, 2001.

Included within this exemption are holdings that remained unchanged from December 31, 2001, or the part that complies with this condition, beyond the fact that the shareholder may have ordered a redemption causing a payment in cash for the proportional amount of their holdings of instruments covered by the present exemption. In this latter case, if the instruments were transferred to a street-name account (cuenta comitente) in their behalf in Caja de Valores S.A., the shareholder shall further submit a certification from such institution stating that his holdings, in whole or in part, were held unchanged from the time they were credited.

IV)

That are in the possession of natural persons who required them between July 1, 2000 through September 5, 2002, with funds received as job severance payments or compensation for workplace accidents, professional illness, generated in [sic] wage differentials or voluntary retirement plans performed by the public or private sector, and who have kept them through the present.

V)	That are in the following situations:
	1)	Assigned to liens on publicly-traded securities, lease, or fixed-term deposit transactions whose holders, due to their nature, fall under paragraphs b), c), d), sections III and IV, above; or
	2)	Which at December 31, 2001 were assigned to liens on publicly-traded securities, lease, or fixed-term deposits, whose holders, due to their nature, fall under paragraph d), section I, above; or
	3)	That on the date of publication in the Official Bulletin of former-Ministry of the Economy Resolution No. 73 of

April 25, 2002, were assigned to the transactions described in the preceding sections, whose holders, because of their nature, fall under paragraph d), section II, above.

Each holder of the instruments detailed in the present section shall prove such situation by presenting the corresponding certifications that demonstrate their holdings prior to the establishment of the transaction, the certificate of the respective transaction, and the holding once the transaction was finalized, and which are deposited in Caja de Valores S.A. The national Government shall proceed to prove the service on the portion of the holdings of the aforementioned instruments which have remained unchanged from establishment through the maturity of each transaction, which once matured was not reestablished.

VI)

That are in the possession of undivided legacies or the heirs declared in court of such persons who have been holders of public-debt instruments that fell, in both cases, within the exemption stipulated in paragraph d), section II of the present article.

e)

Financial service on Medium-Term and Long-Term Treasury Bonds (BONTES), Consolidation Bonds and Social Security Debt Consolidation Bonds, which are in the possession of natural or legal persons who, because of their nature, are included under the exemptions stipulated in the present law, and who have delivered them for the public debt instrument conversion into loans guarantied by the national Government transaction within the framework of Decree No. 1387 of November 1, 2001, performed in December 2001; and who have requested the return of the respective instruments as a function of clause tenth of the national Government guarantied loan agreement approved by Decree No. 1646 of December 12, 2001.

Included within this exemption shall be those holders of the aforementioned bonds whose holdings between the conversion thereof into loans guarantied by the national government and the current holding after the return, have remained unchanged, or the part that complies with this condition.

f)	Debt service on multilateral credit institutions.
g)

Payment of financial service of debts contracted by the National Public Sector for the provision of goods and services which have arisen in prior fiscal years, the interruption of which could cause serious problems to the functioning and the provision of essential national Government services. The supreme authorities in each jurisdiction shall report and justify to the Ministry of the Economy and Production the reason for the inclusion of each one of the debts in this exemption.

h)	The service on loans taken out by the national Government with National Public Sector institutions which are not members of the financial systems, which have been used to finance infrastructure works.
i)

Service on debt of the Argentine Republic with other countries when it has been ceded to funds, which function within the scope of the central government, used to preserve, protect, or manage natural and biological resources.

j)

The obligations of the national Government derived from expenses such as registration agency commissions; tax agency; listing agent and payment agent, market expenses, translation, legal, advise on the negotiation of foreign debt and debt with multilateral agencies, printing and risk-rating agencies, which shall be analyzed on a case by case basis insofar as required to maintain the planned negotiation and payment process, under the conditions established in Ministry of the Economy and Production Resolution No. 677 of October 8, 2004.

Article 48

The Chief of the Cabinet of Ministers is authorized to order the deferral of the obligations, regardless of their nature, of the Central Government, as such is defined in Article 8, paragraph a) of Financial Management and National Public Sector Control Systems Law No. 24,156, with cause of action or title prior to December 31, 2001, not covered by the provisions of Article 46 of the present act nor by the consolidation stipulated in Law Nos. 23,982; 25,344; 25,565; and 25,725, which are paid by delivery of the instruments created for such laws.

Exempted from the provisions of the preceding paragraph are social security-related obligations and obligations of Caja Nacional de Ahorro y Seguro, in liquidation, derived from life insurance and permanent disability insurance.

Article 49

The national Executive Authority, through the Ministry of the Economy and Production, is authorized to continue with the public-debt restructuring process cited in Article 46 of the present act, under the terms of Article 65 of Law No. 24,156, and the national Executive Authority is authorized to take all actions required to conclude the aforementioned process, in order to adjust the service thereon to the ability of the national Government to pay in the medium- and long-term.

The Ministry of the Economy and Production shall report to the Honorable National Congress quarterly on the negotiations and agreements reached during the negotiation process.

Article 50

The national Executive Authority, through the Ministry of the Economy and Production, is authorized to negotiate the restructuring of debt with such official foreign creditors as the provinces commission it to.

In such cases the national Government may become the debtor or guarantor with respect to the aforementioned creditors insofar as the Provincial Jurisdiction assumes the resulting debt with the national Government under conditions identical to shoe which the latter agrees with the foreign creditors.

For the effect of paying the assumed obligations, the Provincial Jurisdictions shall guaranty such commitment with sharable (coparticipables) tax revenues, through a repayment mechanism which in no case may be amended by the national Executive Authority or the participating Provincial Jurisdictions.

Likewise the national Government may coordinate the actions leading to the restructuring of the foreign debt of Provincial Jurisdictions not included in the preceding paragraphs, at the request thereof.

Article 51

The obligations consolidated under the terms of Law No. 23,982, except social security-related obligations, obligations consolidated under the terms of Law Nos. 25,344; 25,565; and 25,725, whose payment is made effective through delivery of the instruments created for such laws, whose judicial or administrative recognition occurred before December 31, 2001, shall be serviced through the delivery of Fourth Series 2% National Currency Consolidation Bonds and Third Series 2% National Currency Social Security Debt Consolidation Bonds, as is applicable in each case.

Cancel the option stipulated in Article 11 of Decree No. 1873 of September 20, 2002. Creditors who have exercised the option stipulated in the aforementioned article shall receive in payment of their debts the bonds stipulated in the preceding paragraph, as is applicable in each case.

Obligations consolidated under the terms of Law No. 23,982, except social security-related obligations, obligations consolidated under the terms of Law Nos. 25,344; 25,565; and 25,725, and whose payment is made effective by delivery of the instruments created for such laws, whose judicial or administrative recognition occurred after December 31, 2001, shall be paid through deliver of Sixth Series Consolidation Bonds and Fourth Series Social Security Debt Consolidation Bonds, as is applicable in each case.

Exempted from the provisions of the preceding paragraphs are the obligations included under Law Nos. 24,411; 24,043; and 25,192, which shall continue to be paid through delivery of Second Series 2% National Currency Consolidation Bonds.

Article 52

Establish at TWO BILLION PESOS ($2,000,000,000) the maximum placement amount of all current series of Consolidation Bonds and Social Security Debt Consolidation Bonds, for payment of the obligations contained in Article 2nd, paragraph f), of Law No. 25,152, those covered by Decree No. 1318 of November 6, 1998, and those cited in Articles 16 and 17 of the present act, for the amounts which in each case are indicated in the schedule attached to the present article.

The placements shall be made in strict chronological order of receipt by the Ministry of the Economy and Production’s Department of Finance’s Finance Agency’s National Public Credit Office’s Public Debt Management Agency of the payment request forms that comply with the requirements established in the regulation, until the maximum placement amount established in the present article has been exhausted. The Ministry of the Economy and Production is authorized to make amendments within the total amount cited in the aforementioned schedule.

Article 53

The amount of TWO BILLION FIVE HUNDRED MILLION PESOS ($2,500,000,000) and the amount of FIVE HUNDRED MILLION PESOS ($500,000,000) are established as the maximum authorized amount which the National General Treasury and the National Social Security Administration, respectively, may make use of, transitionally, regarding the short-term loan cited in Articles 82 and 83 of Law No. 24,156.

Article 54

The amount authorized for Jurisdiction 90 – Public Debt Service, includes the amount of EIGHTEEN MILLION PESOS ($18,000,000) allocated to service the debts cited in paragraphs b) and c) of Article 7 of Law No. 23,982.

Article 55

Replace paragraph f) of Article 2 of Fiscal Solvency Law No. 25,152, which shall hereafter read as follows:

“f) The total public debt of the national Government may not be increased beyond the sum of the Non-Financial National Public Sector deficit, the capitalization of interest, currency swaps (pase de monedas), the loans which the national Government passes through to the provinces, and the payment established in Law Nos. 23,982; 24,043; 24,070; 24,073; 24,130; 24,411; 25,192; 25,344; 25,471, and Articles 41, 46, 61, 62, and 64 of Law No. 25,565, and Articles 38, 58 (first paragraph) and 91 of Law No. 25,725, whose annual service limit shall be established in each National Budget Act. This restriction can be exceeded when the debt is used to pay public debt with payments due in the next year.”

Article 56

Requests for reports or judicial requests with respect to the term in which any obligation covered by the consolidation stipulated in Law Nos. 23,982; 25,344; 25,565; 25,725 and those whose payment is made effective through the delivery of the instruments created for such acts, with the exception of those included under Law Nos. 24,411; 24,043; and 25,192, shall be answered by the national Executive Authority, or any of the legal persons or entities covered by Article 2 of Law No. 23,982, indicating that the it shall be proposed to the National Congress that it assign annually the funds required to cover the consolidated liability within the amortization period of the instruments cited in the first and third paragraphs of Article 1 of the present act, as the case may be, such that the term required to service it may be estimated provisionally. Article 9th of Law No. 23,982 is revoked.

Article 57

Ratify Decree No. 821 of June 23, 2004.

PRESIDENTIAL DECREE NO. 1161, DATED JULY 15, 1994,

MODIFIED BY PRESIDENTIAL DECREE NO. 986, DATED AUGUST 6, 2001

(English Translation)

986
Buenos Aires, August 3, 2004

Articles of Decree No. 1161/94, as amended, related to implementing the issuance and registration with the United States Securities and Exchange Commission of public debt instruments, are replaced.

CONSIDERING the MINISTRY OF THE ECONOMY Registry File No. 030-000135/2001, Law No. 24,156, “Permanent Budget Supplementary” Law No. 11,672 (t.o. 1999), Decree No. 1161 of July 15, 1994, amended by Decree No. 648 of May 16, 2001, and No. 20 of December 13, 1999, amended by Decree No. 431 of April 17, 2001, and

WHEREAS, through Law No. 24,156, the HONORABLE NATIONAL CONGRESS regulated the financial management of the National Public Sector, among others the Public Credit System.

WHEREAS, Article 63 of Law No. 24,156 establishes that the characteristics and conditions not established in the aforementioned Law for public credit transactions, shall be established by the Agency Responsible for Coordinating the Financial Management Systems.

WHEREAS, Article 65 of Law No. 24,156 establishes that the NATIONAL EXECUTIVE AUTHORITY may engage in public credit transactions to restructure public debt through the consolidation, conversion, or renegotiation thereof, insofar as such implies an improvement of the terms and/or interest on the original transactions.

WHEREAS, through Decree No. 1161 of July 15, 1994, the then-Minister of the Economy and Public Works and Services was authorized to implement the issuance and registration before the UNITED STATES SECURITIES AND EXCHANGE COMMISSION, of public debt instruments whose amount did not exceed a TWO BILLION UNITED STATES DOLLARS PAR VALUE (P.V. US$ 2,000,000,000).

WHEREAS, through Decree No. 648/2001, and after successive amendments, the total amount authorized to be recorded was increased, and jurisdiction was expanded to the federal and state courts located in the city of NEW YORK, UNITED STATES OF AMERICA, up to a FIFTY-EIGHT BILLION UNITED STATES DOLLARS PAR VALUE (P.V. US$ 58,000,000,000).

WHEREAS, that total placements have been made within the framework of such Decrees amounting to a FIFTY-SIX BILLION FOUR HUNDRED     FORTY-SEVEN MILLION SIX HUNDRED

FIFTY-NINE THOUSAND ONE HUNDRED FIVE UNITED STATES DOLLARS PAR VALUE (P.V. US$ 56,447,659,105).

WHEREAS, at this time it is deemed appropriate to promote the possibility of increasing the authorized amount to be recorded, and to expand jurisdiction, by an amount of up to a FIVE BILLION UNITED STATES DOLLARS PAR VALUE (P.V. US$ 5,000,000,000), reaching a total amount of SIXTY-THREE BILLION UNITED STATES DOLLARS PAR VALUE (P.V.

US$ 63,000,000,000), in order to enable access by the NATIONAL TREASURY to the United States domestic capital markets, in the present and subsequent fiscal years.

WHEREAS, likewise, such future issuances as are made charged to the present Decree shall have the corresponding budgetary authorization or fall under the terms of “Financial Management and National Public Sector Control Systems Law” No. 24,156.

WHEREAS, Decree No. 20/99, amended by Decree No. 431/2001, established that the DEPARTMENT OF THE TREASURY, together with the DEPARTMENT OF FINANCE, both parts of the MINISTRY OF THE ECONOMY, shall exercise the functions of Agency Responsible for the Coordination of the National Public Sector’s Financial Management System.

WHEREAS, the DEPARTMENT OF LEGAL AFFAIRS of the MINISTRY OF THE ECONOMY, has been involved as applicable.

WHEREAS, the NATIONAL EXECUTIVE AUTHORITY is authorized to issue the present measure in virtue of the provisions of Article 16 of “Permanent Budget Supplementary” Law No. 11,672 (t.o. 1999), Article 65 of Law No. 24,156, and by Article 99, paragraph 1 of the NATIONAL CONSTITUTION.

NOW THEREFORE,

THE PRESIDENT OF THE ARGENTINE NATION

ORDERS:

ARTICLE 1.- Replace Article 1st of Decree No. 1161 of July 15, 1994, amended by Decree No. 648 of May 16, 2001, which shall henceforth read as follows:

“ARTICLE 1.- Authorize the MINISTRY OF THE ECONOMY, through the Agency Responsible for the Coordination of the National Public Sector’s Financial Management Systems, to include in such agreements as it signs for public debt instrument issues, charged against the present Decree, clauses which establish the expansion of jurisdiction, in an amount which does not exceed the figure of SIXTY-THREE BILLION UNITED STATES DOLLARS PAR VALUE (P.V. US$ 63,000,000,000).”

ARTICLE 2.- Replace Article 2nd of Decree No. 1161 of July 15, 1994, amended by Decree No. 648 of May 16, 2001, which shall henceforth read as follows:

“ARTICLE 2.- Order the MINISTRY OF THE ECONOMY, through the Agency Responsible for Coordinating the National Public Sector’s Financial Management Systems, to record with the UNITED STATES SECURITIES AND EXCHANGE COMMISSION, an amount which does not exceed the total par value authorized by Article 1st of the present Decree, and the issues of instruments cited in the aforementioned article. When transactions are made charged to the present Decree, they shall fall within the authorizations of the Budgetary Act of each fiscal year, or within the framework of Article 64 of Law No. 24,156.

“Likewise, such issues as arise from Article 1st of the present Decree, except such as fall within Article 65 of Law No. 24,156, shall meet the requirement stipulated in Article 61 of the aforementioned Law.”

ARTICLE 3.- Notify, publish, give to the National Department of the Official Record, and file. – DE LA RUA. – Chrystian G. Colombo. – Domingo F. Carvallo.

PRESIDENTIAL DECREE NO. 1733, DATED DECEMBER 9, 2004

(English Translation)

1733
Buenos Aires, December 9, 2004

CONSIDERING the request filed by the MINISTRY OF ECONOMY AND PRODUCTION, Law No. 23,928 and Decree No. 1,375 dated October 8, 2004, and

WHEREAS, in order to strengthen the financial position of the NATIONAL STATE and normalize the relationship with creditors, it is necessary to implement a debt restructuring transaction regarding public debt in default;

WHEREAS, it is necessary in that respect to previously adopt a series of actions complementing and facilitating the debt exchange transaction for instruments representing thereof under Article 59 of Law No. 25,287, which given its scope and relevance justifies the adoption of exceptional measures;

WHEREAS, among the new national public debt instruments being designed to such effect, some of them are to be issued in Pesos, being applicable thereto the COEFICIENTE DE ESTABILIZACIÓN DE REFERENCIA (CER), established by Article 4 of

Decree No. 214102.

WHEREAS, as a result thereof, given the characteristics of the restructuring transaction and the tenor of bonds to be issued, it becomes necessary to exempt thereof from the provisions under Articles 7 and 10 of Law No. 23,928, as amended;

WHEREAS, Decree No. 1375104 established the “Program for Financing the Non-Financial Public Sector with proceeds from the Capitalization System” directed to institutions that administer pension and retirement funds, being it necessary to amend paragraph c) under Article 2 of the above mentioned decree, for the purposes of extending the deadline provided thereunder until April 1, 2006;

WHEREAS, the exceptional nature of such situation makes it impossible to follow regular arrangements established under the NATIONAL CONSTITUTION for the purposes of enacting laws;

WHEREAS, the General Counsel of the Legal Department of the MINISTRY OF ECONOMY AND PRODUCTION has participated as appropriate;

WHEREAS, the NATIONAL EXECUTIVE BRANCH is empowered to issue this decree by virtue of the provisions under Article 99, paragraph 3 of the NATIONAL

CONSTITUTION;
NOW THEREFORE,

THE PRESIDENT OF THE ARGENTINE NATION

IN A GENERAL AGREEMENT OF MINISTERS

DECREES:

ARTICLE 1.- Public debt securities to be issued as a result of such debt being restructured, as provided under article 62 of Law No. 25,827, are exempted from the provisions under articles 7 and 10 of Law No. 23,928.

ARTICLE 2.- Paragraph c) under Article 2 of Decree No. 1,375 dated October 8, 2004 is hereby replaced in its entirety as follows:

“c) The requirement set forth under Article 78 of Law No. 24,241, regarding public debt securities requested by institutions that administer pension and retirement funds, is hereby suspended until April 1, 2006, in compliance with provisions under paragraph b) of Article 3 under this decree”.

ARTICLE 3.- This decree shall become effective as of the date of its publication in the Official Gazette.

ARTICLE 4.- Be it informed to the HONORABLE NATIONAL CONGRESS.
ARTICLE 5.- Be it communicated, published, passed to the National Register Bureau, and filed.
There is an illegible signature: KIRCHNER
There is an illegible signature: Dr. Alberto Ángel Fernández — Chief of Cabinet
There is an illegible signature: Dr. Aníbal Domingo Fernández — Minister of the Interior
There is an illegible signature: Dr. Juan Bautista Pampuro — Minister of Defense

There is an illegible signature: Dr. Horacio Daniel Rosatti — Minister of Justice and Human Rights

There is an illegible signature: Dr. Carlos Alfonso Tomada — Minister of Labor, Employment and Social Security

There is an illegible signature: Dr. Ginés Mario González Garcia — Minister of Health and Environment

There is an illegible signature: Dra. Alicia Margarita Kirchner — Minister of Social

Development

There is an illegible signature: Arq. Julio Miguel De Vido — Minister of Federal Planning, Public Investment and Services

There is an illegible signature: Lic. Daniel Fernando Filmus — Minister of Education, Science and Technology

There is an illegible signature: Dr. Rafael Antonio Bielsa — Minister of Foreign Affairs, International Trade and Cult

There is an illegible signature: Roberto Lavagna — Minister of Economy and Production

PRESIDENTIAL DECREE NO. 1735, DATED DECEMBER 9, 2004

(English Translation)

1735
Buenos Aires, December 9, 2004

CONSIDERING File No. S01:0328792/2004 under the Record of the MINISTRY OF ECONOMY AND PRODUCTION, Laws No.11,672, the Permanent Supplementary Budget Law (t.o. 1999); 24,156; 25,565; 25,725 and 25,827; Decree No. 256 dated February 6, 2002 and Decree No. 1733 dated December 9, 2004, and

WHEREAS, under Article 75 of the NATIONAL CONSTITUTION the HONORABLE NATIONAL CONGRESS is vested, among others, with the following powers: to borrow money on the credit of the Nation, to settle payment of domestic and foreign debt of the Nation, and to fix annually the general budget of expenses and the estimate of resources of the National Administration;

WHEREAS, under Article 76 of the NATIONAL CONSTITUTION the NATIONAL EXECUTIVE BRANCH may not be vested with legislative powers, save for issues concerning administration or public emergency, with a specified term for their exercise and according to the delegating conditions established by the HONORABLE NATIONAL CONGRESS;

WHEREAS, under Title III of the National Public Sector Financial Management and Controlling System Law, Law No. 24,156, the HONORABLE NATIONAL CONGRESS has regulated the public credit system, establishing under Article 65 that the NATIONAL EXECUTIVE BRANCH is authorized to enter into public credit transactions for public debt rescheduling purposes through consolidation, conversion or renegotiation of such debt, to the extent it implies an improvement in the amounts, terms, and/or interest of the original transactions;

WHEREAS, under Decree No. 256 dated February 6, 2002, the then MINISTRY OF ECONOMY was empowered to carry out all acts and things required to restructure debt obligations of the National Government;

WHEREAS, under Budget Laws No. 25,565; 25,725 and 25,827 for fiscal years 2002, 2003 and the current fiscal year, respectively, payment obligations under national public debt securities therein listed is deferred, and the NATIONAL EXECUTIVE BRANCH through the MINISTRY OF ECONOMY AND PRODUCTION, is authorized to restructure such debt under the provisions of Article 65 of Law No. 24,156, in order to adjust service thereof to payment capacity of the NATIONAL STATE; being required to submit to the HONORABLE NATIONAL CONGRESS quarterly reports on the progress achieved in negotiations as well as on any agreements entered into, which information has been regularly provided;

WHEREAS, as from May 2002, the then MINISTRY OF ECONOMY, now the MINISTRY OF ECONOMY AND PRODUCTION, began to contact holders of national public debt instruments whose payments have been deferred;

WHEREAS, faced with overindebtedness policies previously followed on sovereign debt management, guidelines for a proposal to restructure public debt in default have been developed, taking into account that the NATIONAL ESTATE is unable to service thereof under present contract terms;

WHEREAS, in order to strengthen the financial position of the NATIONAL STATE and normalize the relationship with creditors, it is necessary to implement the above mentioned debt restructuring transaction;

WHEREAS, on the basis of the aforementioned, it is necessary to approve the debt exchange transaction for NATIONAL STATE debt instruments within the purview of Article 59 of Law No. 25,827 as well as the relevant mechanism to implement thereof;

WHEREAS, in such respect, several new national public debt instruments denominated in PESOS, U.S. DOLLARS, EUROS AND JAPANESE YENS have been defined, together with a derivative instrument linked to the growth in the Gross Domestic Product (“GDP”), known as Negotiable GDP-Linked Security, to be delivered in exchange for NATIONAL STATE debt instruments whose payments have been deferred, which comply with the provisions under Article 16 of the Permanent Supplementary Budget Law (t.o. 1999), Law No. 11,672; Article 65 of Law No. 24,156 and Article 62 of Law No.25,827;

WHEREAS, given the characteristics of the restructuring transaction and the tenor of bonds to be issued, under Decree No. 1733 dated December 9, 2004, they were exempted from the provisions under Articles 7 and 10 of Law No. 23,928, as amended;

WHEREAS, such new instruments have been designed to drastically reduce the combination of number of bonds, foreign currencies and legal jurisdictions with respect to those now existing in connection with debt subject to restructuring;

WHEREAS, such measures shall reduce the negative impacts on fiscal, financial and economic issues for the REPUBLIC OF ARGENTINA;

WHEREAS, delivery of the derivative instrument linked to the growth in the Gross Domestic Product (GDP) is a means to reconcile the interests of bondholders with the main goal of the current economic policy, it being to consolidate economic growth which, in turn, shall be a determinant of the REPUBLIC OF ARGENTINA’s payment capacity;

WHEREAS, the NATIONAL STATE’s payment capacity has been assessed against obligations resulting from the public debt exchange approved under this decree;

WHEREAS, the terms and conditions of public debt instruments to be withdrawn as a result of the exchange, contain clauses providing for an extension of jurisdiction in favor of foreign courts and, subject to certain limitations, a waiver to plead sovereign immunity and to the unattachable nature of property owned by the NATIONAL STATE, as is customary in international financial markets with regards to sovereign debt;

WHEREAS, under Article 16 of the Permanent Supplementary Budget Law (t.o. 1999), Law No. 11,672, in the event any dispute with foreign persons should arise, the NATIONAL

EXECUTIVE BRANCH is authorized to refer thereof to judges in other jurisdictions, arbitral tribunal with umpire impartially appointed or to the INTERNATIONAL COURT OF JUSTICE OF THE HAGUE;

WHEREAS, given the above mentioned reasons it is necessary that new national public debt instruments also contain clauses providing for an extension of jurisdiction and a waiver to plead sovereign immunity and to the unattachable nature of property owned by the NATIONAL STATE in favor of foreign courts sitting in NEW YORK CITY, UNITED STATES OF AMERICA, LONDON, UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND; and TOKYO, JAPAN;

WHEREAS, on the basis of the above mentioned premises, it becomes necessary to approve the documentation required to carry out the transaction designed to restructure sovereign debt whose payments have been deferred;

WHEREAS, it is also necessary to provide for the issuance of new NATIONAL STATE public debt instruments to be delivered in exchange for national public debt instruments within the purview of Article 59 of Law No. 25,827;

WHEREAS, on the other hand, Article 42 of the Permanent Supplementary Budget Law (t.o. 1999), Law No. 11,672, provides that transactions referred to under such article, including those under Article 65 of Law No. 24,156, shall not be governed by the provisions of Chapter VI – On Contracts, of Decree-Law No. 23,354 dated December 31, 1956, ratified by Law No. 14,467, as amended;

WHEREAS, Decree No. 1,023 dated August 13, 2001, upon establishing the National Administration Contracting System, excludes by virtue of Article 5, paragraph d) those contracts related to public credit transactions under such system;

WHEREAS, given the nature of the transaction under review, it becomes necessary to approve a form of Trust Indenture containing the terms and conditions of such new instruments as well as the undertakings of all parties involved;

WHEREAS, on the basis of the aforementioned, the Minister of Economy and Production should be vested with the authority to approve all acts and transactions as may be necessary, and the MINISTRY OF ECONOMY AND PRODUCTION should be vested with the authority to pay for expenses incurred to carry out the public debt restructuring transaction;

WHEREAS, the Minister of Economy and Production, or whoever he may designate to such effect, should also be authorized to execute such documentation as may be necessary to implement this transaction;

WHEREAS, BANCO CENTRAL DE LA REPÚBLICA ARGENTINA has issued an opinion on the impact of the exchange transaction on the balance of payments, stating that such entity has no objections regarding the transaction;

WHEREAS, the General Counsel of the Legal Department of the MINISTRY OF ECONOMY AND PRODUCTION, the SINDICATURA GENERAL DE LA NACIÓN and the PROCURACIÓN DEL TESORO DE LA NACIÓN have participated as appropriate;

WHEREAS, the NATIONAL EXECUTIVE BRANCH is empowered to issue this decree by virtue of the provisions under Article 99, paragraphs 1 and 2 of the NATIONAL CONSITITUTION, and Article 16 of the Permanent Supplementary Budget Law (t.o. 1999), Law No. 11,672; Article 65 of Law No. 24,156; Article 62 of Law No. 25,827 and Article 1 of Decree No. 1733 dated December 9, 2004;

THE PRESIDENT OF THE ARGENTINE NATION

DECREES:

ARTICLE 1. - It is hereby provided that the debt of the NATIONAL STATE, evidenced by bonds whose payment has been deferred under the provisions of Article 59 of Law No. 25,827, be restructured by means of a national and international exchange transaction to be carried out to the extent and under the terms and conditions provided hereunder, as set forth in the form of Prospectus Supplement; applicable to the international offer, a copy of which in English together with its certified translation into Spanish is included as Exhibit I hereto, in the Operating Procedures applicable in the REPUBLIC OF ARGENTINA, included as Exhibit II hereto, and in the Conditions applicable to Bonds issued under the laws of the REPUBLIC OF ARGENTINA, included as Exhibit III hereto, all of which are hereby approved and are an integral part hereof.

ARTICLE 2. - The transaction provided for under the preceding article shall be carried out through the exchange of public debt securities therein listed, for new debt instruments to be issued in a maximum aggregate principal amount of UNITED STATES DOLLARS FORTY-ONE BILLION EIGHT HUNDRED MILLION (US$41,800,000,000), together with the Negotiable GDP-Linked Securities attached thereto, as provided hereunder.

ARTICLE 3. - It is hereby authorized, as appropriate, an extension of jurisdiction in favor of Federal and state courts sitting in the CITY OF NEW YORK, UNITED STATES OF AMERICA; courts sitting in LONDON, UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND; and courts sitting in TOKYO, JAPAN, and a waiver to plead sovereign immunity, solely with respect to such extended jurisdiction, under the Prospectus Supplement, agreements to be entered into by the MINISTRY OF ECONOMY AND PRODUCTION, in the terms and subject to the conditions of issuance of any national public debt instruments issued under this decree.

The REPUBLIC OF ARGENTINA does not waive any immunity from execution on judgments arising from clauses providing for an extension of jurisdiction, including in respect of:

a) Property entitled to the privileges and immunities of the Vienna Convention on Diplomatic

Relations of 1961.

b) Property that is entitled to the immunities of the United States Foreign Sovereign Immunities Act of 1976.

c) Property constituting freely available reserves pursuant to Articles 5 and 6 of Law No. 23,928, as amended.

d) Property in the public domain located in the territory of the REPUBLIC OF ARGENTINA which falls within the purview of Articles 2337 and 2340 of the Civil Code of the REPUBLIC OF ARGENTINA.

e) Property located in or outside the territory of the REPUBLIC OF ARGENTINA which is dedicated to providing an essential public service.

f) Funds, assets and any other financial resources allocated to the performance of Public Sector budgets, whether in the form of cash, bank deposits, bonds, issued securities, third party obligations and, generally, any other method of payment used to settle expenses included in the National General Budget.

g) Property used by a diplomatic, governmental or consular mission of the REPUBLIC OF ARGENTINA.

h) Property of a military character or under the control of a military authority or defense agency of the REPUBLIC OF ARGENTINA.

ARTICLE 4.- The MINISTRY OF ECONOMY AND PRODUCTION is hereby authorized to increase, as required, the amount under the registration filed with the U.S. SECURITIES AND EXCHANGE COMMISSION (SEC), provided the aggregate amount registered in all jurisdictions does not exceed the principal amount authorized in Article 2 hereunder.

ARTICLE 5.- It is hereby provided that “INTERNATIONAL BONDS OF THE REPUBLIC OF ARGENTINA” and “BONDS OF THE REPUBLIC OF ARGENTINA” be issued, including: currency denomination, interest rate and year of maturity, with financial conditions set forth in Exhibit IV which is a part of this decree, and having an aggregate principal amount that shall not exceed the amount set forth in Article 2 hereunder.

ARTICLE 6.- It is hereby provided that derivative instruments referred to as “Negotiable GDP-Linked Securities” be issued, with financial conditions set forth in Exhibit V hereto, with reference to a notional amount in PESOS, equal to the Residual Nominal Value plus accrued and unpaid interest, up to December 31, 2001, of public debt securities within the purview of Article 59 of Law No. 25,827 and effectively exchanged as provided hereunder.

ARTICLE 7.- It is hereby approved the form of Trust Indenture in English which together with its certified translation into Spanish are attached as Exhibit VI hereto and are an integral part hereof.

ARTICLE 8.- The Minister of Economy and Production is hereby vested with the authority to make any amendments, if necessary, to the form of Prospectus Supplement, to the Operating Procedures applicable in the REPUBLIC OF ARGENTINA, and to the Conditions Applicable to Bonds issued under the laws of the REPUBLIC OF ARGENTINA and hereby approved under Article 1 of this decree; to Exhibit IV hereby approved under Article 5 of this decree, to Exhibit V hereby approved under Article 6 of this decree, and to the form of Trust Indenture hereby approved under Article 7 of this decree, to the extent such amendments are not material with respect to forms approved hereunder.

ARTICLE 9.- The Minister of Economy and Production is hereby vested with the authority to approve any acts and transactions carried out or to be made hereinafter for the purposes of restructuring public debt as provided hereunder.

In addition, the MINISTRY OF ECONOMY AND PRODUCTION is hereby authorized to pay any expenses on account of: registration, printing, distribution of prospectuses, translations and other related expenses as such Ministry may deem necessary in connection with the transaction hereby approved, subject to caps set forth in Exhibit VII which is an integral part hereof.

ARTICLE 10.- Each Minister of Economy and Production, or whoever he may designate to such effect, is hereby authorized to execute any documentation substantially in the form approved under this decree.

The MINISTRY OF ECONOMY AND PRODUCTION shall be the Implementing Authority of this decree, with powers to issue any relevant supplementary and/or clarifying rules.

ARTICLE 11.- This decree shall become effective as of the date of its publication in the Official Gazette.

ARTICLE 12.- Be it communicated, published, passed to the National Register Bureau, and filed.

DECREE No. 1735
There is an illegible signature: KIRCHNER
There is an illegible signature: Dr. Alberto Ángel Fernández — Chief of Cabinet
There is an illegible signature: Roberto Lavagna — Minister of Economy and Production

- - - - MARÍA CRISTINA COCHELLA, Public Translator, certifies that the above text drafted in eight (8) folios is a true translation into English of the original text in Spanish language before her. Witness her hand and seal, in Buenos Aires on the 20th day of December, 2004

- - - - MARÍA CRISTINA COCHELLA, Traductora Pública, certifica que el texto que antecede redactado en ocho (8) folios es traducción fiel al inglés del texto original ante si, redactado en idioma castellano, al que se remite. Firma y sella en Buenos Aires, a los 20 días del mes de diciembre de 2004.

PRESIDENTIAL DECREE NO. 1911, DATED DECEMBER 23, 2004

(English Translation)

Decree 1911/2004

Restructuring of the National Government’s debt. Approve the Agreement signed with the International Organizing Banks named in Article 1st of Decree No. 319/2004, and the Terms and Conditions therefor. Determination of the level of acceptance of Eligible Instruments established in point 5(a) of the aforementioned Agreement. Designation of The Bank of New York as Conversion Agent and Trustee and Payment Agent, and Georgeson Shareholder Communications Inc. as Information Agent.

Buenos Aires, December 23, 2004

CONSIDERING the MINISTRY OF THE ECONOMY AND PRODUCTION Registry File No. S01:0356628/2004, Permanent Budget Supplementary” Law No. 11,672 (t.o. 1999), Decree No. 319 of March 15, 2004, and Decree No. 1735 of December 9, 2004, and

WHEREAS, through Decree No. 319 of March 15, 2004, BARCLAYS CAPITAL INC., MERRILL LYNCH, PIERCE, FENNER & SMITH, INCORPORATED, and UBS LIMITED were appointed International Organizing Banks for NORTH AMERICA and THE CARIBBEAN and EUROPE; and BANCO DE LA NACION ARGENTINA, BBVA BANCO FRANCES SOCIEDAD ANONIMA, and BANCO DE GALICIA Y BUENOS AIRES SOCIEDAD ANONIMA, as Organizing Banks for the ARGENTINE REPUBLIC.

WHEREAS, Article 7th of Decree No. 319/04 approved the “Hiring Letter,” the “Amendment prior to the effectiveness of the Hiring Letter dated February 9, 2004,” signed with the International Organizing Banks, and the “Commitment Letter” signed with the Organizing Banks for the Argentine Republic, which appear as Appendices I and II to the aforementioned Decree.

WHEREAS, in point 2 of the “Amendment Prior to the effectiveness of the Hiring Letter dated February 9, 2004,” cited in the preceding Recital, it was agreed that the participation of the International Organizing Banks in the restructuring transaction is subject, among other matters, to the formalization of the “Agreement with the Placement Coordinators,” or a similar agreement between the ARGENTINE REPUBLIC and the International Organizing Banks.

WHEREAS, as a result, it is necessary to approve the Agreement with the Placement Coordinators signed by the ARGENTINE REPUBLIC and the International Organizing Banks, which retains the commission established at the time in the “Amendment prior to the effectiveness of the Hiring Letter dated February 9, 2004,” cited above.

WHEREAS, in the same regard, it is necessary to approve the Terms and Conditions of the tasks to be performed by the Lead Placement Agents for the ARGENTINE REPUBLIC.

WHEREAS, it is deemed appropriate to approve the guidelines for determining the calculation basis of the success commission to be paid to the Placement Coordinators and the Lead Placement Agents for the ARGENTINE REPUBLIC, established at the time in Decree No. 319/04.

WHEREAS, Article 1st of Decree No. 1735/04 ordered the restructuring of the NATIONAL GOVERNMENT’s debt, with respect to bonds whose payment was deferred as stipulated in Article 59 of Law No. 25,827, through a domestic and international conversion transaction to be held with the scopes and under the terms and conditions of such decree.

WHEREAS, to undertake the aforementioned conversion transaction, it is necessary to hire a Conversion Agent, which is usual practice for this type of transaction.

WHEREAS, the characteristics of the transaction implies the need to appoint a Trustee, a Registration and Payment Agent, and a Listing Agent in the GRAND DUCHY OF LUXEMBOURG.

WHEREAS, in view of the extreme complexity of the restructuring process to be undertaken, which for the first time includes a conversion transaction in the European and Japanese markets, and a large number of retail investors, the International Organizing Banks requested the hiring of an Information Agent, which is necessary and the usual practice for this type of transaction, as well as the Conversion Agent.

WHEREAS, Point 4 of the “Amendment prior to the effectiveness of the Hiring Letter dated February 9, 2004” stipulates the actions of an information agent, as well as that the fees and expenses involved in the hiring thereof shall be borne by the ARGENTINE REPUBLIC.

WHEREAS, within that framework, the International Organizing Banks, pursuant to the functions incumbent upon them pursuant to the provisions of Decree No. 319/04, shall send invitations to a series of institutions, which because of their history and actions in the international financial market could act as conversion and information agents in the sovereign-debt restructuring process.

WHEREAS, keeping in mind the type of tasks to be performed, the history and experience of the preselected firms, the human resources offered, the level of commitment to the transaction schedule, the cost structure and the recommendation of the International Organizing Banks, it is deemed that the proposals submitted by the firms THE BANK OF NEW YORK, to act as Conversion Agent and Trustee and Payment Agent, and GEORGESON SHAREHOLDER COMMUNICATIONS INC., to act as Information Agent, are in accordance with the needs derived from the transaction, and so it is appropriate to appoint them as such.

WHEREAS, following the usual international practices in the debt markets, the agreements signed with the Conversion Agent and the Information Agent are governed by the law of the State of NEW YORK in the UNITED STATES OF AMERICA, and the state and federal courts located in such city are competent, and in this regard it is appropriate to authorize an expansion of jurisdiction in favor of such foreign courts in virtue of the provisions of the second paragraph of Article 16 of Permanent Budget Supplementary Law No. 11,672 (t.o. 1999), which authorizes the NATIONAL EXECUTIVE AUTHORITY to submit any disputes with foreign persons to the courts of other jurisdictions, arbitration courts with an impartially appointed arbiter, or the INTERNATIONAL COURT OF JUSTICE IN THE HAGUE.

WHEREAS, furthermore, Article 42 of Permanent Budget Supplementary Law No. 11,672 (t.o. 1999) establishes that the transactions cited in the aforementioned article, including those under

WHEREAS, Article 65 of Law No. 24,156, shall not be covered by the provisions of Chapter VI, Contracting, of Decree Law No. 23,354 of December 31, 1956, ratified by Law No. 14,467 as amended.

WHEREAS, Article 5th, paragraph d) of Decree No. 1023/01, on establishing the National Government’s Contracting Regime, excludes from the aforementioned regime contracts comprising public credit transactions.

WHEREAS, as a result, it is necessary to approve the agreements signed with the Conversion Agent and the Information Agenda ad referendum from the NATIONAL EXECUTIVE AUTHORITY, which establish the terms and conditions of the commitment assumed by the parties.

WHEREAS, likewise, it becomes necessary to approve the system of fees and expenses for the Trustee.

WHEREAS, in this instance it is appropriate to specify the scopes of the authorities granted to the Minister of the Economy and Production by the first paragraph of Article 9th of Decree No. 1735/04.

WHEREAS, the corresponding presentations have been made before the regulatory bodies of the different countries of the EUROPEAN UNION, the UNITED STATES OF AMERICA, and JAPAN, in order to enable the dissemination of a public offering in such jurisdictions related to the conversion transaction approved by Decree No. 1735/04.

WHEREAS, in case at the time the period for receiving offers expires a trust agreement has not been registered with the relevant regulatory authority, or if the agents required for each relevant jurisdiction have not been appointed, it is deemed appropriate to have an additional clause in the “REPUBLIC OF ARGENTINA’S INTERNATIONAL BONDS” stipulated in points A, D, E, F, I, and J of Appendix IV of Article 5th of Decree No. 1735/04.

WHEREAS, the DEPARTMENT OF FINANCE, the NATIONAL OFFICE OF PUBLIC CREDIT, the DEPARTMENT OF THE TREASURY, and the DEPARTMENT OF TECHNICAL COORDINATION, all of which are part of the MINISTRY OF THE ECONOMY AND PRODUCTION, which shall be the Regulatory Authority, have been involved as applicable.

WHEREAS, the Legal Affairs Office of the MINISTRY OF THE ECONOMY AND PRODUCTION, the NATIONAL GENERAL AUDIT OFFICE, and the LEGAL DEPARTMENT OF THE NATIONAL TREASURY have been involved as applicable.

WHEREAS, the present measure has been issued in virtue of the authorities granted by Article 99, paragraphs 1 and 2 of the NATIONAL CONSTITUTION, and Articles 16 Permanent Budget Supplementary Law No. 11,672 (t.o. 1999) and 62 of Law No. 25,827.

NOW THEREFORE,

THE PRESIDENT OF THE ARGENTINE NATION

ORDERS:

ARTICLE 1.- Approve the Agreement with the Placement Coordinators, a copy of which in the English language and a translation thereof into the Spanish language appear as Appendix I to the present Decree, signed ad referendum from the NATIONAL EXECUTIVE AUTHORITY, by and among the ARGENTINE REPUBLIC, party of the first part, and the International Organizing Banks designated through Article 1st of Decree No. 319/04, party of the second part.

ARTICLE 2.- Approve the Terms and Conditions that are detailed in Appendix II which forms part of the present decree, for the Organizing Banks for the ARGENTINE REPUBLIC designated in virtue of Article 1st of Decree No. 319/04, which retains, among others, the commissions established in such decree.

ARTICLE 3.- Establish that the acceptance level of SIXTY-SIX AND TWO-THIRDS PERCENT (66 2/3%) of the total residual par value of the Eligible Instruments established in point 5(a) of the Placement Coordinator Agreement (“Dealer Manager Agreement”) approved in Article 1st of the present decree, and in point 2.b) of the Terms and Conditions for the Lead Placement Agents for the ARGENTINE REPUBLIC detailed in Appendix II approved in Article 2nd of the present decree, shall be measured by the quotient between:

I. The total residual par value of Converted Eligible Instruments, taking in the case of instruments denominated in currencies other than the UNITED STATES DOLLAR the exchange rate at December 31, 2003 established in Appendix I of Decree No. 1735/04, less (a) the residual par value of Converted Eligible Instruments, pursuant to the information provided by the corresponding regulatory agencies, by (i) Retirement and Pension Fund Managers; (ii) Financial Institutions authorized by the CENTRAL BANK OF THE ARGENTINE REPUBLIC (provided that such instruments remain in their own portfolios); (iii) Insurance Companies authorized by the National Superintendency of Insurance; (iv) Mutual Investment Funds authorized by the National Securities Commission, all of them as a whole the “Argentine Institutional Investors” and (b) Converted Eligible Instruments governed by the law of JAPAN; and

II. The amount of SEVENTY-NINE BILLION SEVEN HUNDRED MILLION UNITED STATES DOLLARS (US$ 79,700,000,000), corresponding to the residual par value amount at December  31, 2001 of Eligible Instruments established in Appendix I of Decree No. 1735/04, less (a) the residual par value of Eligible Instruments held at December 31, 2004, pursuant to the information provided by the corresponding regulatory agencies of the Argentine Institutional Investors; and (b) the instruments governed by the law of JAPAN.

ARTICLE 4.- For the conversion transaction approved by Article 1st of Decree No. 1735/04, appoint THE BANK OF NEW YORK as Conversion Agent and Trustee and Payment Agent, and GEORGESON SHAREHOLDER COMMUNICATIONS INC. as Information Agent.

ARTICLE 5.- Approve the “Conversion Agent Agreement” (“Exchange Agent Agreement”) and the “Information Agent Agreement” (“Information Agent Agreement”), copies of which in the English language and the translation thereof into Spanish appear as Appendices III and IV of he present Decree, signed ad referendum from the NATIONAL EXECUTIVE AUTHORITY, by and among the ARGENTINE REPUBLIC, party of the first part, and the institutions named in Article 4th of the present decree, parties of the second part.

ARTICLE 6.- Approve the system of fees and expenses for THE BANK OF NEW YORK for its tasks as Trustee and Payment Agent, a copy of which in the English language and the translation thereof into Spanish appear as Appendix V to the present decree, signed ad referendum from the NATIONAL EXECUTIVE AUTHORITY, by and between the ARGENTINE REPUBLIC, party of the first part, and such institution, party of the second part.

ARTICLE 7.- Appoint KREDIETBANK S.A. LUXEMBOURGEOISE as Listing Agent in the GRAND DUCHY OF LUXEMBOURG.

ARTICLE 8.- Authorize, insofar as pertinent, the expansion of jurisdiction in favor of the state and federal courts located in the city of NEW YORK, UNITED STATES OF AMERICA, and waiver of claiming the defense of sovereign immunity, exclusively with respect to such jurisdiction for the agreements which the MINISTRY OF THE ECONOMY AND PRODUCTION has signed, within the framework hereof.

The ARGENTINE REPUBLIC does not waive any sovereign immunity whatsoever with respect to the execution of decisions derived from the jurisdiction-expansion clauses, including with respect to the assets listed below:

a) Assets with a right to the privileges and immunities established in the 1961 Vienna Convention on Diplomatic Relations.

b) Assets with a right to immunities established in the 1976 Foreign Sovereign Immunities Act.

c) Assets that constitute freely-available reserves, in virtue of Articles 5th and 6th of Law No. 23,928, as amended.

d) Public-domain assets situated in the territory of the ARGENTINE REPUBLIC which are included under the provisions of Articles 2337 and 2340 of the Civil Code of the ARGENTINE REPUBLIC.

e) Assets situated within or without the territory of the ARGENTINE REPUBLIC which are used to provide an essential public service.

f) The funds, securities, and other financial means allocated to the implementation of the Public Sector budget, either cash, bank deposits, instruments, securities issued, third-party obligations in its portfolio, and in general any other means of payment which is used to meet the disbursements stipulated in the National General Budget.

g) Assets assigned to diplomatic or consular offices of the ARGENTINE REPUBLIC and government missions.

h) Assets assigned to military use or under the control of the military or defense authority of the ARGENTINE REPUBLIC.

ARTICLE 9.- The powers of attorney, requests for assistance, and all other acts leading to the implementation of the debt restructuring transactions, shall be deemed included within the authorities granted to the Minister of the Economy and Production by the first paragraph of Article 9th of Decree No. 1735/04.

ARTICLE 10.- It is ordered that the “INTERNATIONAL BONDS OF THE ARGENTINE REPUBLIC” stipulated in points A, D, E, F, I, and J of Appendix IV, Article 5th of Decree No. 1735/04, shall have the additional clause detailed in Appendix VI, which forms part of the present decree.

ARTICLE 11.- The increase in an additional amount of THIRTY THOUSAND PESOS ($30,000) is ordered with respect to the amount established in Appendix VII, approved by Article 9th of Decree No. 1735/0f, for translation expenses related to the contractings hereby approved.

ARTICLE 12.- The MINISTRY OF THE ECONOMY AND PRODUCTION shall be the Regulatory Authority hereof, and is authorized to issue the corresponding supplementary and/or clarificatory precepts.

ARTICLE 13.- The present decree shall take effect form the date of its publication in the Official Bulletin.

ARTICLE 14.- Notify, publish, give to the National Department of the Official Record, and file. – KIRCHNER. – Alberto A. Fernández. – Roberto Lavagna.

NOTE: This Decree is published without appendices. The unpublished document may be consulted at the Main Office of this National Department (Suipacha 767 – Autonomous City of Buenos Aires) and at www.boletinoficial.gov.ar.

RESOLUTION OF THE MINISTRY OF ECONOMY AND PRODUCTION,

DATED JANUARY 13, 2005

(English Translation)

Resolution 20/2005

Restructuring of the National Government’s Debt. Decree Nos. 1735 and 1911/2004. The Supplement to the Prospectus, applicable to the international offer, the Operating Procedure applicable in the Argentine Republic, and the Conditions Applicable to the Bonds issued under the Law of the Argentine Republic, are approved.

Buenos Aires, Janu 13, 2005

CONSIDERING the MINISTRY OF THE ECONOMY AND PRODUCTION Registry File No. S01:0010294/2005, Law No. 25,827, Decree No. 1735 of December 9, 2004, and Decree No. 1911 of December 23, 2004, and

WHEREAS, Article 1 of Decree No. 1735 of December 9, 2004, orders the restructuring of the debt of the NATIONAL GOVERNMENT, effected through bonds whose payment was subject to deferral as stipulated in Article 59 of Law No. 25,827, through a domestic and international conversion transaction to be undertaken with the scopes and under the terms and conditions established in such Decree, as detailed, among others, in the “Prospectus Supplement (Prospectus Supplement)” form applicable to the international offering, which appears as Appendix I of the aforementioned precept and in the Operating Procedure applicable in the ARGENTINE REPUBLIC, which appears as Appendix II and in the Conditions Applicable to the Bonds issued under the law of the ARGENTINE REPUBLIC, which appears as Appendix III thereof.

WHEREAS, Article 8 of Decree No. 1735/2005 authorizes the Minister of the Economy and Production to make such amendments as are necessary in the documentation listed in the preceding Recital.

WHEREAS, given that immaterial changes have been made to such documentation in order to facilitate the execution of the aforementioned public debt restructuring, it is necessary to approve the final texts thereof.

WHEREAS, Article 9 of Decree No. 1735/2004 authorizes the Minister of the Economy and Production to approve the actions and operations undertaken or which may be undertaken in the future for the public debt restructuring stipulated in such precept.

WHEREAS, through Article 9 of Decree No. 1911 of December 23, 2004, the powers of attorney, requests for assistance, and all other acts leading to implementing the debt restructuring transactions, are included in the authority cited in the preceding Recital clause.

WHEREAS, because of regulatory requirements in the different jurisdictions where the proposal is being made, it is necessary to publish informational notices on the transactions in local newspapers.

WHEREAS, likewise, and in order to disseminate the debt restructuring transaction, a series of presentations have been arranged for different cities in Europe, the UNITED STATES OF AMERICA and JAPAN, and the expenses to be incurred to hold them must be approved.

WHEREAS, since 1996, the ARGENTINE REPUBLIC has been advised legally by the Japanese law firm of TOKYO AOYAMA AOKI LAW OFFICE, the current business name of the firm formerly called AOKI, CHRISTENSEN & NOMOTO, which has provided its services on all the public credit transactions undertaken in the Japanese financial market.

THEREFORE, it is deemed that the firm TOKYO AOYAMA AOKI LAW OFFICE meets the conditions required by the Government of the ARGENTINE REPUBLIC for the achievement of the proposed objectives, given its history and prestige.

WHEREAS, likewise, it is necessary to ratify the powers of attorney granted at the appropriate time to the attorneys of the foreign law firms to take steps in behalf and in representation of the ARGENTINE REPUBLIC, related to the debt conversion.

WHEREAS, this Ministry’s General Legal Affairs Department has been involved as applicable.

WHEREAS, the present resolution is issued in use of the authorities granted by Articles 8th and 9th of Decree No. 1735 of December 9, 2004, and 9th of Decree No. 1911 of December 23, 2004.

NOW THEREFORE,

THE MINISTER OF ECONOMY AND PRODUCTION

ORDERS:

ARTICLE 1.- The “Prospectus Supplement (Prospectus Supplement)” applicable to the international offering, whose English-language copy and certified translation thereof into Spanish appear as Appendix I to the present resolution, the “Operating Procedure applicable in the ARGENTINE REPUBLIC,” which appears as Appendix II to the present resolution, and the “Conditions Applicable to the Bonds issued under the Law of the ARGENTINE REPUBLIC,” which appears as Appendix III to the present resolution.

ARTICLE 2.- Notification publication expenses are recognized up to a maximum amount of NINE HUNDRED FIFTY THOUSAND UNITED STATES DOLLARS (US$ 950,000), and for promotional tours up to a maximum amount of FIFTY THOUSAND UNITED STATES DOLLARS (US$ 50,000).

ARTICLE 3.- The Law firm of TOKYO AOYAMA AOKI LAW OFFICE is appointed in order to perform legal advisory tasks in the negotiations with foreign creditors which this Ministry undertakes in JAPAN.

ARTICLE 4.- The powers of attorney granted to the member attorneys of the foreign law firms cited in Appendix IV of the present resolution, which represent the ARGENTINE REPUBLIC for the purposes of taking actions related to the conversion offer, are ratified.

ARTICLE 5.- Notify, publish, give to the National Department of the Official Record, and file. – Roberto Lavagna.

NOTE: This Decree is published without appendices. The unpublished document may be consulted at the Main Office of this National Department (Suipacha 767 – Autonomous City of Buenos Aires) and at www.boletinoficial.gov.ar.